UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 Cotton Mill Road Fayetteville, Tennessee 37334 USA	TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (931) 433-0460

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 16, 2010, Fushi Copperweld, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain	Broker Non- Votes
Li Fu	26,573,399	0	356,125	4,140,164
Joseph Longever	26,572,759	0	365,765	4,140,164
Wenbing Christopher Wang	25,702,680	0	1,226,844	4,140,164
Barry Raeburn	26,580,673	0	348,851	4,140,164
Feng Bai	26,580,023	0	349,501	4,140,164
Jiping Hua	26,580,266	0	349,258	4,140,164
John Francis Perkowski	26,324,726	0	604,798	4,140,164

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Frazer Frost, LLP as the independent auditors of the Company for the fiscal year ended December 31, 2010, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
31,040,868	24,563	4,257	0

3.           Approval of Amendment to Fushi Copperweld’s 2007 Stock Incentive Plan

Stockholders approved an amendment to the Company’s 2007 Stock Incentive Plan (the “Plan”) to (i) increase and fix the number of shares reserved for issuance under the Plan; and (ii) eliminate a clause in the Plan that provides for an automatic increase in the number of shares reserved for issuance at the end of each fiscal year in the same proportion as the issued and outstanding common stock of the Company increased during such fiscal year, subject to a 10% maximum of the issued and outstanding common stock of the Company, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
19,911,241	6,299,612	718,671	4,140,164

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: June 21, 2010	By: /s/ Wenbing Christopher Wang
Name: Wenbing Christopher Wang
Title: President and Interim Chief Financial Officer